UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported: October 6, 2009
Commission File No. 1-8968
ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the State of Delaware	Employer Identification No. 76-0146568
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Election of Directors
On October 6, 2009, the Board of Directors of Anadarko Petroleum Corporation (the “Company”) elected Preston M. Geren III to the Company’s Board. Mr. Geren, age 57, was appointed as a Class III director with a term expiring in 2010 and will serve on the Board’s Compensation and Benefits Committee and Nominating and Corporate Governance Committee.
Mr. Geren was confirmed as Secretary of the Army in July 2007 and served until September 16, 2009. Prior to that appointment, Mr. Geren served as Under Secretary of the Army from February 2006 until he was named Acting Secretary of the Army in March 2007. Mr. Geren served as Acting Secretary of the Air Force from July to November 2005. Mr. Geren joined the Department of Defense in September 2001 to serve as Special Assistant to the Secretary of Defense with responsibilities in the areas of inter-agency initiatives, legislative affairs and special projects. Prior to joining the Department of Defense, Mr. Geren was an attorney and businessman in Fort Worth, Texas. From 1989 until his retirement in 1997, Mr. Geren served four terms as a member of the U.S. Congress, representing the Twelfth Congressional District of Texas. In 1997, Mr. Geren was appointed to the Board of Union Pacific Resources (UPR), where he served until UPR was acquired by Anadarko in 2000, at which time he joined Anadarko’s Board where he served until he was named Acting Secretary of the Air Force in July 2005.
In connection with Mr. Geren’s departure from the Board in July 2005, the Board had approved the suspension of the vesting period of Mr. Geren’s unvested stock options until the earlier of (1) his re-election to the Board or (2) the fifth anniversary of his date of resignation. Effective October 6, 2009, this “tolling” period for Mr. Geren’s unvested stock options of 12,500 shares of Company common stock (with a weighted average exercise price of $28.60) shall terminate, the vesting period for such options shall recommence, and all other terms and conditions of the original stock option grant shall remain the same.
In connection with his election to the Board, Mr. Geren will receive 1,250 deferred shares and an option to purchase 1,400 shares of the Company’s common stock, which are based on a pro rata amount of the value of the annual grant of 2,900 deferred shares and 3,400 stock options that were awarded to each member of the Board on May 19, 2009.
Mr. Geren will also receive the standard Board and committee retainers and meeting fees for non-management directors, plus expenses related to attendance, as well as the annual grants of deferred shares and stock options that are automatically awarded each year on the date of the Company’s annual shareholder meeting. The specific amounts and terms of these awards, as most recently approved by the Board’s Compensation and Benefits Committee, are described further in the Company’s annual proxy statement that was filed with the Commission on March 27, 2009.
Mr. Geren will also enter into a director indemnification agreement with the Company, the form of which has been previously filed with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1	Press Release dated October 6, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION (Registrant)
October 7, 2009	By:	/s/ Robert K. Reeves
Robert K. Reeves
Senior Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated October 6, 2009.